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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of AT&T Corp. of our report dated March 9, 2000 relating to the consolidated financial statements, which appears in the AT&T Corp. 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" and "Selected Historical Financial Data" in such Form S-3 Registration Statement.



                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          --------------------------------------

                                          PricewaterhouseCoopers LLP



New York, New York


March 28, 2000